UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 11, 2018

Date of Report (Date of earliest event reported)

FEDERAL LIFE GROUP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-227790	82-4944172
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Ident. No.)

3750 West Deerfield Road, Riverwoods, IL	60015
(Address of principal executive offices)	(Zip Code)

(847) 520-1900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On November 15, 2018, Federal Life Group, Inc. (the “Company”) and Federal Life Insurance Company, a wholly-owned subsidiary of the Company, entered into employment agreements with Joseph D. Austin, William S. Austin, and Michael Austin that became effective on December 11, 2018. Copies of the employment agreements are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Employment Agreement dated November 15, 2018, between Federal Life Group, Inc., Federal Life Insurance Company, and Joseph D. Austin.

10.2	Employment Agreement dated November 15, 2018, between Federal Life Group, Inc., Federal Life Insurance Company, and William S. Austin.

10.3	Employment Agreement dated November 15, 2018, between Federal Life Group, Inc., Federal Life Insurance Company, and Michael Austin.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL LIFE GROUP, INC.

Dated: December 17, 2018

	By:	/s/ William S. Austin
	Name:	William S. Austin
	Title:	President and Chief Executive Officer

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